SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	October 30, 2003
(Date of earliest event reported)	October 30, 2003

Centrue Financial Corporation

f/k/a Kankakee Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13676	36-3846489
(Commission File Number)	(I.R.S. Employer Identification Number)

310 South Schuyler Avenue, Kankakee, Illinois	60901
(Address of principal executive offices)	(Zip Code)

(815) 937-4440
(Registrant’s telephone number, including area code)

Item 5. Other Information and Regulation FD Disclosure

On October 30, 2003, Centrue Financial Corporation, a Delaware corporation (“Centrue Financial”), announced that its Board of Directors has declared a cash dividend of $0.075 per share, payable on November 28, 2003 to stockholders of record on November 11, 2003. The previous $0.15 dividend is being adjusted to coincide with the recent 2-for-1 stock split in the form of a dividend that will be distributed to stockholders on or about October 31, 2003.

A copy of a News Release, dated October 30, 2003, issued by Centrue Financial relating to the dividend is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

99.1  News Release dated October 30, 2003 announcing the declaration of a cash dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANKAKEE BANCORP, INC.

Dated: October 30, 2003	By:	/s/ JAMES M. LINDSTROM

James M. Lindstrom Chief Financial Officer